UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 11, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Penn Virginia GP Holdings, L.P. files herewith as Exhibit 99.1 updated consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, partners’ capital and comprehensive income and cash flows for each of the three years in the period ended December 31, 2008 (as updated, the “Financial Statements”). For the avoidance of doubt, Penn Virginia GP Holdings, L.P. is not filing this Current Report on Form 8-K to correct any error or omission in financial or other information previously filed. The Financial Statements filed herewith have been updated to reflect the retrospective application of the provisions of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. A copy of the Financial Statements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

23.1	Consent of KPMG LLP.
99.1	Penn Virginia GP Holdings, L.P. consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, partners’ capital and comprehensive income and cash flows for each of the years ended December 31, 2008, 2007 and 2006, and notes thereto, with report of independent registered public accounting firm thereon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2009

Penn Virginia GP Holdings, L.P.
By:	PVG GP, LLC, its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President and Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
23.1	Consent of KPMG LLP.
99.1	Penn Virginia GP Holdings, L.P. consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, partners’ capital and comprehensive income and cash flows for each of the years ended December 31, 2008, 2007 and 2006, and notes thereto, with report of independent registered public accounting firm thereon.